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SHOPKO STORES, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       FISCAL YEARS ENDED
                                          ---------------------------------------------
                                          JAN. 30, 1999   JAN. 31, 1998   FEB. 22, 1997
                                            (52 WKS)        (49 WKS)       (52 WKS)
                                          ---------------------------------------------
BASIC:
Net earnings                                    $55,636         $48,845         $44,946
                                          =============================================

Weighted average number of
  outstanding common shares                      26,035          28,161          32,092

Net earnings per common
  share - basic (1)                               $2.14           $1.73           $1.40
                                          =============================================

DILUTED:
Net earnings                                    $55,636         $48,845         $44,946
                                          =============================================

Weighted average number of
  outstanding common shares                      26,035          28,161          32,092

Number of common shares
  issuable assuming exercise
  of stock options                                  482             408             278
                                          ---------------------------------------------

Adjusted weighted average number
  of outstanding common and
  common equivalent shares -
  assuming dilution                              26,517          28,569          32,370
                                          =============================================

Net earnings per common
  share - diluted (1)                             $2.10           $1.71           $1.39
                                          =============================================

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.


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